Form of First Amendment
                                       To
                          Expense Limitation Agreement


This First Amendment to Expense Limitation Agreement ("Amendment") is made and entered into this 18th day February 2004, by and between PMFM, Inc., a Georgia corporation (the "Advisor") and PMFM ETF Portfolio Trust ("Fund"), a series of the PMFM Investment Trust (the "Trust").

                                   WITNESSETH:

WHEREAS, the Advisor and the Fund wish to amend that certain Expense Limitation Agreement ("Agreement") dated June 20, 2003 between the Advisor and the Fund to modify and change the Operating Expense Limit (as defined in the Agreement) as specified in Section 1(b) of the Agreement;

WHEREAS, the Advisor has agreed to reduce the Operating Expense Limit; and

WHEREAS, the Advisor and the Fund have determined that it is in the best interest of the Fund to change the Operating Expense Limit as set forth below.

NOW THEREFORE,  in consideration of the mutual covenants herein  contained,  the
parties  hereto  agree  to  amend  and  modify  the  Agreement   effective  upon
commencement of operations of the Advisor Class of the Fund as follows:

     1. Amendment to Operating Expense Limit. Section 1(b) of the Agreement entitled "Operating Expense Limit" is hereby modified and amended to read as follows:

          " (b) Operating Expense Limit. The Fund's maximum Operating Expense Limit in any year shall be 1.70% of the average daily net assets of the Fund."

Except as expressly modified or amended herein, all other terms, provisions and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers the day and year first above written.


PMFM ETF PORTFOLIO TRUST,                      PMFM, INC.
A SERIES OF THE PMFM INVESTMENT TRUST



By: _____________________________              By: _____________________________
    Timothy A. Chapman                             Donald L. Beasley
    President                                      President